Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

BioHiTech Global Reports First Quarter 2018 Results

•	Q1 2018 revenue from rental, service and maintenance increased 23% with total revenues increasing by 9%

•	Q1 2018 gross profit increased by 42% while operating loss narrowed by 23% due to improving economies of scale

CHESTNUT RIDGE, NY – May 16, 2018 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, reported financial results for the first quarter ended March 31, 2018.

Business Highlights

•	Completed $5M Non-Convertible Senior Secured Debt Financing to Fuel Growth - The Company completed a $5M non-convertible senior secured debt financing with Michaelson Capital Special Finance Fund II, L.P. that matures in 2023 and bears an annual interest rate of 10.25%. In conjunction with the financing, the Company's CEO exchanged $5M in debt and advances for $4M in a newly issued preferred stock convertible into the Company's common stock at $4.75 per share and a $1M junior note. The combined transactions increased shareholder equity by approximately $5 million.

•	Partnered with Kinderhook Industries to Create a "Next Generation" Environmental Services Platform Company - Through a series of transactions, the Company and Kinderhook Industries, LLC, a private investment firm that manages over $2 billion of committed capital, completed the acquisition of Gold Medal, Group, LLC, a market leader in municipal, commercial, and industrial solid waste collection in the Philadelphia and Southern New Jersey. For its part of the transaction, the Company acquired a 9.2% interest in the acquired business in exchange for 500,000 shares of common stock with a one year option to invest an additional $5M.

•	Developed Additional Recurring Revenue Stream through Management Services Contract - As part of its partnership with Kinderhook, the Company will receive an annual management advisory fee to oversee Gold Medal’s operations. The annual fee is set at the greater of $750,000 or 10% of Gold Medal’s adjusted EBITDA for the prior year.

•	Secured a New $1M Credit Facility with Comerica Bank - The Company secured a new credit facility with Comerica bank in February 2018 to provide additional financial flexibility to fuel the growth of recurring rental, service and maintenance revenue from its on-site food waste digester products.

•	Completed the Uplisting of Its Common Stock to the Nasdaq Capital Market - Subsequent to the end of the quarter, the Company’s common stock commenced trading on The Nasdaq Capital Market on April 9, 2018.

Frank E. Celli, CEO of BioHiTech, commented, "During the first quarter, we completed a significant financial transformation that has enabled our Company to achieve a Nasdaq listing and also places us on much sounder financial footing to implement our comprehensive plan to build lasting value for our stockholders. Through our new partnership with Kinderhook Industries, we have created a significant new recurring revenue stream that is poised for growth as well as a unique distribution platform for the deployment of our cost-effective and sustainable waste disposal solutions that we believe will serve as a model to the industry. Our significantly improved working capital position will now enable us to step up our efforts to drive recurring revenue growth from our digester business while we move forward with the development plans for our HEBioT facilities. As we move through 2018, we believe BioHiTech has never been in a better position to deliver business success for our stockholders while effecting positive change in the waste management industry that is good for the customer and beneficial for the environment.”

Q1 Financial Highlights

Revenue: Revenues in Q1 2018 were $646,000, a 9.3% increase compared to revenues of $591,000 in Q1 2017. Recurring revenue from rental, services and maintenance grew by 22.9% to reach $440,000 or 68.2% of total revenue. The increase in rental, service and maintenance is primarily the result of a larger overall number of deployed units that led to a 42.1% increase in pure rental revenues. Recurring revenue from management advisory fees related to its new management services contract with Gold Medal in 2018 totaled $139,000. These increases in revenue were partially offset by a 71.6% decline in revenue from equipment sales which totaled $66,000 compared to $232,000 in Q1 2017. This decline in equipment sales was a reflection of the Company’s focus on its rental model and to a lesser extent, a decrease in retailer activity from certain international markets in the quarter. The Company expects a significant sequential increase in equipment sales as reseller orders have increased thus far in the second quarter.

Gross Profit: Q1 2018 gross profit was $283,000, a 42.1% increase compared to gross profit of $199,000 in Q1 2017. Gross profit margin increased by 10.2 percentage points to reach 43.9%. The increase in gross margin was driven by 100% margin from management advisory fees as the Company is providing the services with its existing management team without incurring any additional variable costs as part its mission to cost effectively reduce the environmental impact of waste management services. Rental, service and maintenance gross margin increased by 4.4 percentage points to 32.2%, primarily as the Company achieved improved economies of scale. The aforementioned improvements in gross margin were partially offset by a 40.0 percentage point decline in gross margin from equipment sales gross margin due to the sale of older inventory and previously used equipment at very low margin.

Operating Expenses: Q1 2018 operating expenses decreased by $321,000 or 16.7% to $1.6 million compared to $1.9 million in Q1 2017. The decrease in operating expenses was mainly due to a $363,000 decrease in professional fees related to marketing and investor relations. Total expenses for SG&A and R&D remained fairly consistent year over year.

Operating Loss: Q1 2018 operating loss narrowed to $(1.3) million compared to $(1.7) million in Q1 2017. The improvement in the operating result was due to the reduction in operating expenses coupled with an increase in gross profit.

Net Loss: The Company recorded a Q1 2018 net loss of $(5.2) million or $(0.49) on 10.9 million shares versus a net loss of ($2.0) million or $(0.25) on 8.2 million shares in Q1 2017. The increase in net loss was attributable to a $3.3 million non-cash interest expense recorded in Q1 2018 related to the valuation of certain warrants outstanding.

Select Balance Sheet Items: The Company had cash and cash equivalents of $3.2 million with total assets of $15.5 million as of March 31, 2018 compared to $901,000 and $10.5 million as of December 31, 2017. Total liabilities as of March 31, 2018 $14.2 million compared to $21.0 million as of December 31, 2017.

Brian C. Essman, CFO commented, "We made significant progress during the quarter on several fronts including the strengthening of our balance sheet and improvement in our operating results. We added a high margin revenue stream through our Gold Medal relationship and continued to grow recurring revenue from digester rentals, service and maintenance. Our new senior secured debt and Comerica credit facility, coupled with several other financial transactions in the quarter, have greatly improved working capital and stockholder’s equity. We are now in a much stronger position to grow our cost-effective food waste disposal business, prudently invest in our data analytics technology, and move forward with the commercialization efforts for our HEBioT MBT business. We look forward to continued progress over the course of 2018 as we continue to execute on our long-term growth plans to create significant value for the benefit of our stockholders."

Additional information can be found in the Company's Form 10-Q filed with the United States Securities and Exchange Commission on May 15, 2018.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste. Our innovative waste management services combined with our disruptive technologies provide sustainable waste disposal and supply chain management solutions for businesses and municipalities of all sizes. Our technology platform, including the on and off-site biological treatment of waste, is designed to reduce overall waste generation and virtually eliminate landfill usage while creating a valuable renewable fuel. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Rich Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of

Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue
Rental, service and maintenance	$440,493	$358,537
Equipment sales	65,850	232,143
Management advisory fees	139,383	-
Total revenue	645,726	590,680
Cost of revenue
Rental, service and maintenance	298,569	258,939
Equipment sales	63,940	132,491
Total Cost of revenue	362,509	391,430
Gross profit	283,217	199,250
Operating expenses
Selling, general and administrative	1,091,572	1,064,629
Research and development	201,556	187,501
Professional fees	286,862	649,623
Depreciation and amortization	30,716	29,774
Total operating expenses	1,610,706	1,931,527
Loss from operations	(1,327,489)	(1,732,277)
Other (expense) income
Equity loss in affiliate	(45,413)	-
Interest income	-	-
Interest expense	(554,276)	(296,256)
Interest expense incurred in warrant valuation	(3,293,613)	-
Total other expense, net	(3,893,302)	(296,256)
Net loss	(5,220,791)	(2,028,533)
Other comprehensive loss
Foreign currency translation adjustment	(33,442)	(7,164)
Comprehensive loss	$(5,254,233)	$(2,035,697)

Net loss per common share - basic and diluted	$(0.49)	$(0.25)
Weighted average number of common shares outstanding - basic and diluted	10,940,183	8,229,712

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2018	2017
Assets		(Revised)
Current Assets
Cash	$3,223,447	$901,112
Accounts receivable, net	309,232	274,405
Inventory	522,980	332,101
Prepaid expenses and other current assets	86,834	79,686
Total Current Assets	4,142,493	1,587,304
Equipment on operating leases, net	1,548,176	1,451,144
Equipment, fixtures and vehicles, net	57,068	63,509
Intangible assets, net	151,583	174,133
Investment in unconsolidated affiliates	3,220,850	1,016,263
MBT facility development and license costs	6,316,530	6,223,766
Other assets	13,500	23,500
Total Assets	$15,450,200	$10,539,619
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Line of credit	$974,844	$1,000,000
Accounts payable	1,210,263	1,287,740
Accrued interest payable	110,112	29,431
Accrued expenses	432,190	892,136
Deferred revenue	89,092	84,686
Customer deposits	9,760	39,498
Long-term debt, current portion	8,946	8,874
Total Current Liabilities	2,835,207	3,342,365
Notes payable (related party of $275,000 at December 31, 2017)	100,000	375,000
Line of credit	-	1,463,736
Junior note due to related party, net of discounts of $136,123 as of March 31, 2018	908,654	4,500,000
Advance from related party	-	544,777
Accrued interest due at maturities	1,442,831	1,860,591
Convertible unsecured note, net of financing costs of $2,965 and discounts of $3,150	-	103,885
Convertible subordinated secured notes (related party of $450,000), net of discounts of $133,238 and $228,084, respectively	1,116,762	1,021,916
Unsecured subordinated mandatorily convertible notes, (related parties of $2,375,000 and $4,625,000, respectively), net of deferred financing costs of $10,214 and $26,179 respectively	4,114,786	7,698,819
Senior Secured Note Payable, net of financing costs of $201,570 and discounts of $1,171,321	3,627,109	-
Long-term debt, net of current portion	19,705	21,971
Total Liabilities	14,165,054	20,933,060
Series A redeemable convertible preferred stock, 333,401 shares designated, issued and outstanding	742,908	623,283
Commitments and Contingencies	-	-
Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 2,444,601 and 1,444,601 designated, 1,189,234 and 493,401 issued and outstanding as of March 31, 2018 and December 31, 2017:
Series B Convertible preferred stock, 1,111,200 shares designated: 428,333 and 160,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1,767,371	699,332
Series C Convertible preferred stock, 1,000,000 shares designated, 427,500 shares issued and outstanding	3,050,142	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 11,925,917 and 9,598,208 shares issued and outstanding, respectively, at par	1,192	960
Additional paid in capital	30,538,811	17,752,990
Accumulated deficit	(34,743,246)	(29,431,416)
Accumulated other comprehensive (loss)	(72,032)	(38,590)
Total Stockholders' Equity (Deficit)	542,238	(11,016,724)
Total Liabilities and Stockholders' Equity (Deficit)	$15,450,200	$10,539,619

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss:	$(5,220,791)	$(2,028,533)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	115,752	104,354
Provision for bad debts	11,734	22,962
Stock based employee compensation	77,640	88,025
Fees paid in stock and warrants	-	380,335
Interest resulting from amortization of financing costs and discounts	287,512	24,484
Equity loss in affiliate	45,413	-
Interest resulting from warrants valued upon conversion of host debt instruments	3,293,613	-
Changes in operating assets and liabilities	(611,400)	471,960
Net cash used in operations	(2,000,527)	(936,413)

Cash flow from investing activities:
Sale of used machinery and equipment	-	13,149
Investment in Entsorga West Virginia, LLC	-	(1,034,028)
MBT facility development costs incurred	(92,764)	(36,512)
Purchases of equipment, fixtures and vehicles	(1,602)	(1,597)
Net cash used in investing activities	(94,366)	(1,058,988)

Cash flows from financing activities:
Proceeds from issuance of senior secured credit facility and common stock	5,000,000	-
Repayment of line of credit facility	(2,463,736)	-
Proceeds from new line of credit facility	1,000,000	-
Proceeds from convertible notes, including warrants and beneficial conversion features	-	250,000
Deferred financing costs incurred	(237,187)	(8,000)
Repayments of long-term debt	(2,192)	(2,107)
Proceeds from the issuance of Series B convertible preferred stock and warrants	1,125,000
Related party:
Net increases of advances	-	463,027
Proceeds from promissory notes	-	786,973
Proceeds from convertible notes	-	500,000
Net cash provided by financing activities	4,421,885	1,989,893
Effect of exchange rate on cash	(4,657)	297
Net change in cash	2,322,335	(5,211)
Cash - beginning of period	901,112	325,987
Cash - end of period	$3,223,447	$320,776